UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2004

California Coastal Communities, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17189	02-0426634
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Executive Circle, Suite 250, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-7700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On August 11, 2004 the Registrant issued a press release reminding its significant stockholders about the prohibitions against acquiring additional shares of the Registrant’s common stock, as set forth in the charter documents of the Registrant.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On August 12, 2004, the Registrant issued a press release announcing the California Wildlife Conservation Board had approved the previously announced agreement to purchase the Registrant’s 103 - acre lower bench of the Bolsa Chica mesa for $65 million, subject to shareholder approval.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

99.1 Press Release of the Registrant, dated August 11, 2004, reminding significant stockholders about prohibitions against further share acquisitions.

99.2 Press Release of the Registrant dated August 12, 2004 announcing the California Wildlife Conservation Board’s approval of the agreement to purchase the Bolsa Chica mesa lower bench.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

California Coastal Communities, Inc.
Date: August 13, 2004	By:	/s/ Sandra G. Sciutto
Sandra G. Sciutto
Chief Financial Officer